       PRELIMINARY COPY - SUBJECT TO COMPLETION - DATED AUGUST [__], 2002

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

    Consent Revocation Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a party other than the Registrant [  ]

Check the appropriate box:

[X] Preliminary Consent Revocation Statement

[  ] Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           ELITE PHARMACEUTICALS, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A

       (Name of Person(s) Filing Proxy Statement if other than Registrant)

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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[  ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act
Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously.  Identify the previous filing by registration  statement  number, or
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                       [ELITE PHARMACEUTICALS LETTERHEAD]

Dear Stockholder:

     The Board of Directors of Elite  Pharmaceuticals is writing to you today to inform you that Harris Freedman,  Bridge Ventures,  Inc., Bridge Ventures,  Inc.
Employee  Pension Plan,  SMACS Holding Corp.,  Sharon Will, Saggi Capital Corp.,
Saggi Capital Corp.  Money  Purchase  Plan,  Saggi Capital Corp.  Profit Sharing
Plan,  and Michael H.  Freedman  (all of them  affiliated  with Harris  Freedman and/or Sharon Will, together referred to in this letter as the "Freedman Group")
are seeking to gain  control of your  Company by  removing  three of the current members of your Board of Directors,  without cause,  all of whom are independent directors and replacing them with their own hand-picked  nominees.  The Freedman
Group refers to itself as the "Elite  Value  Committee";  however,  the Freedman
Group is not  affiliated  with the  Company  other  than  through  its  members'
ownership of some of the Company's  securities.  We believe that the motives and objectives of the Freedman Group are  questionable  and self-serving and are not in the best interests of the Company and its other stockholders.

     Your current Board of Directors and  management  are committed to enhancing stockholder value for all  stockholders.  We continue to implement the Company's strategic  plan and have been taking steps to continue to improve the  Company's performance.

     For all of the  reasons  discussed  in the  materials  included  with  this letter,  we strongly  urge you to REJECT the  solicitation  made by the Freedman
Group and NOT sign any WHITE  consent  card  they send you.  Each  member of the
Board of Directors who is a stockholder of the Company is rejecting the Freedman
Group's proposals.

     In order to REJECT the Freedman  Group's  proposals  the Board  unanimously recommends  that you sign,  date and mail the enclosed  BLUE Consent  Revocation
Card  today.  Even if you have  previously  signed the  Freedman  Group's  WHITE consent  card,  you have every right to REVOKE  YOUR  CONSENT by voting the BLUE
Consent Revocation Card.

     In order to be sure that you are revoking a prior consent,  you must either mark the "Revoke Consent" boxes on the BLUE Consent  Revocation Card or sign the
BLUE Consent  Revocation  Card without marking any boxes. If you do not mark any box for any one or more of the proposals on the BLUE Consent Revocation Card and you sign and return the Card,  you will be deemed to have revoked any previously signed consent to any proposal you did not mark.

     Thank you for your continued interest and support.

                                                              Very truly yours,

                                                              Atul M. Mehta, Ph.D

                                                              President and Chief Executive Officer for
                                                              The Board of Directors

                          CONSENT REVOCATION STATEMENT
                       BY THE BOARD OF DIRECTORS OF ELITE
                   PHARMACEUTICALS, INC. IN OPPOSITION TO THE
                  SOLICITATION OF CONSENTS BY HARRIS FREEDMAN,
       BRIDGE VENTURES, INC., BRIDGE VENTURES, INC. EMPLOYEE PENSION PLAN,
   SMACS HOLDING CORP., SHARON WILL, SAGGI CAPITAL CORP., SAGGI CAPITAL CORP.
          MONEY PURCHASE PLAN, SAGGI CAPITAL CORP. PROFIT SHARING PLAN
                             AND MICHAEL H. FREEDMAN

     This  Consent  Revocation  Statement  and  the  accompanying  BLUE  Consent
Revocation  Card  are  being  furnished  by the  Board  of  Directors  of  Elite
Pharmaceuticals,  Inc., a Delaware corporation ("Elite", the "Company",  "we" or
"us"),  to the  holders of the  outstanding  shares of Elite's  common  stock in opposition to the solicitation by Harris Freedman ("Freedman"), Bridge Ventures,
Inc., Bridge Ventures,  Inc. Employee Pension Plan, SMACS Holding Corp.,  Sharon
Will  ("Will"),  Saggi Capital Corp.,  Saggi Capital Corp.  Money Purchase Plan,
Saggi Capital Corp.  Profit Sharing Plan and Michael H. Freedman ("M.  Freedman"
and, with Freedman,  Will and each of the other entities in the foregoing  list, the "Freedman Group").

     The  Freedman  Group  is  soliciting  consents  in  favor  of two  separate proposals (collectively,  the "Freedman Group's Proposals"),  which are designed to effect the replacement of three of your four duly elected  directors (and all of the independent directors of the Company) with their slate of under-qualified nominees. We are asking you to oppose the Freedman Group's Proposals because:

o        The Freedman Group is self-interested.

o        Your Board believes that Elite is at a critical juncture and that any change in our management could substantially jeopardize our future growth and success.

o        The Freedman Group has not communicated any specific business plan.

o        The Freedman Group has no relevant past business experience in our industry or our core businesses.

o        We believe that the Company's current Board,  whom you elected,  and management  are  in  the  best  position  to  evaluate  the  strategic alternatives available to Elite and to decide on the courses of action that are in the best interests of all of the Company's stockholders.

o        The Freedman Group does not have the necessary integrity to lead the
         Company.

We unanimously  oppose the consent  solicitation  by the Freedman Group and urge you NOT TO SIGN the WHITE consent card that they sent to you.

Even if you previously signed and returned the WHITE consent card, you have every  right to  revoke  your  consent.  We urge you to sign,  date and mail the enclosed  BLUE  Consent  Revocation  Card  today  in the  postage-paid  envelope provided. Your prompt action is very important.

In order to be sure that you are revoking a prior consent,  you must either mark the "Revoke Consent" boxes on the BLUE Consent  Revocation Card or sign the
BLUE Consent  Revocation  Card without marking any boxes. If you do not mark any box for any one or more of the proposals on the BLUE Consent Revocation Card and you sign and return the Card,  you will be deemed to have revoked any previously signed consent to any proposal you did not mark.

If any of your  shares  are  held in the  name of a bank,  broker  or other nominee, please contact the person responsible for your account today and direct him or her to vote the BLUE Consent Revocation Card immediately.

This Consent Revocation  Statement and the enclosed BLUE Consent Revocation
Card are first being mailed to stockholders  beginning on or about August [__] ,
2002.

If you have any questions or need assistance in voting your shares,  please contact  the  firm  assisting  the  Company  in  this  solicitation  of  consent revocations:
                                            [________________________]

                    QUESTIONS AND ANSWERS ABOUT THIS REQUEST
                             FOR CONSENT REVOCATION

Q:       WHO IS MAKING THE REQUEST FOR REVOCATION?

A:                This Request is being made by your duly elected Board of
                  Directors, including all of the independent directors.

Q:       WHAT ARE WE ASKING YOU TO DO?

A:                We are asking you to oppose the solicitation made by Harris Freedman,
                  Bridge Ventures, Inc., Bridge Ventures, Inc. Employee Pension Plan,
                  SMACS Holding Corp., Sharon Will, Saggi Capital Corp.,
                  Saggi Capital Corp. Money Purchase Plan, Saggi Capital Corp.
                  Profit Sharing Plan, and Michael H. Freedman, all of whom are affiliated with Harris Freedman and/or Sharon Will.
                  They are seeking to gain control of your Board by
                  replacing three of your four duly elected directors (and all of the independent directors with their slate of under-qualified hand-picked nominees.
                  To oppose them, you can withhold your consent from their
                  proposals, or, if you have already given your consent, you can revoke it.

                  The Members of the Board of Directors who are stockholders of the
                  Company have advised the Company that they intend to reject the Freedman Group's proposals.

Q:       WHY ARE WE ASKING YOU TO REVOKE YOUR CONSENT?

A:                We are asking you to oppose the Freedman Group's Proposals because we believe that your current Board and management are in the best position to operate Elite's business and to evaluate its strategic alternatives.
                  We are committed to enhancing stockholder value for all
                  of Elite's stockholders.  While current management has developed and executed a strategic plan to improve the Company's
                  performance, the Freedman Group has self-interested motives for its consent solicitation and has no specific plans for improving stockholder value.  The Freedman Group has expressly stated that it will extend the term of some of the Company's warrants, which extension will directly benefit it.
                  In addition, the Freedman Group only speaks in broad generalities that are not applicable to Elite's business.

Q:       WHO ARE THE FREEDMAN GROUP'S NOMINEES?

A:                The Freedman Group's nominees are Harris Freedman, Sharon Will and Michael H. Freedman (the son of Harris Freedman), none of whom are currently affiliated with Elite and none of whom has had any relevant experience in Elite's core businesses.  Companies affiliated with
                  Harris Freedman and Sharon Will had performed consulting services for the Company in the past.  The consulting services were discontinued for poor performance reasons.

                  The one current Elite director who the Freedman Group is not seeking to replace, Dr. Atul M. Mehta, has not consented to serving on a Board comprised of the Freedman Group's nominees.  The Company's future success is substantially dependent on Dr. Mehta's remaining an officer and director of the Company.

Q:       WHO CAN WITHHOLD OR REVOKE THEIR CONSENT?

A:                If you already sent in a WHITE consent card, you can send in a BLUE
                  Consent Revocation Card to revoke your consent to one or more of the Freedman Group's Proposals. If you owned Elite shares on August 5, 2002, you have the right to send in a BLUE Consent Revocation Card.

Q:       HOW MANY SHARES MUST BE VOTED IN FAVOR OF THE FREEDMAN GROUP'S PROPOSALS TO IMPLEMENT THEM?

A:                The Freedman Group must receive consents from stockholders who hold a majority of Elite's outstanding shares for their Proposals to be adopted.
                  As of August 5, 2002, Elite had 9,728,116 shares of common stock outstanding.  Each share is entitled to one vote. Therefore, the affirmative vote of at least 4,864,059 shares is necessary to effect the Freedman Group's
                  Proposals.  Abstentions, failures to vote and broker non-votes will have the same effect as a "no" vote.

Q:       WHAT SHOULD YOU DO TO REVOKE YOUR CONSENT?

A:                Sign, date and return the enclosed BLUE Consent Card Revocation
                  TODAY to [________________________] in the postage paid envelope provided.

Q:       WHO DO YOU CALL IF YOU HAVE QUESTIONS ABOUT THE CONSENT REVOCATION?

                  A:       Please call [________________________] at [________________________].

             OUR REASONS FOR OPPOSING THE FREEDMAN GROUP'S PROPOSALS
                    AND RECOMMENDING THAT YOU OPPOSE THEM TOO

The Freedman Group's Proposals are designed to enable the Freedman Group to take control of your Elite Board.  We believe that the Freedman  Group's consent solicitation  is a  self-interested  attempt to extend the expiration of Elite's
Class A  Warrants  held by the  Freedman  Group,  and to take  control  of Elite without presenting any specific plan for increasing stockholder value.

Elite's Board of Directors  strongly  believes that the arguments set forth by the Freedman Group are seriously flawed and  misinformed.  The Members of the
Board of Directors who are  stockholders of the Company have advised the Company that they intend to reject the Freedman Group's proposals.

The  Board  of  Directors  of the  Company  unanimously  believes  that the
Freedman  Group's  Proposals  are not in the  best  interests  of the  Company's stockholders  and urges  stockholders  to reject  them.  YOUR BOARD OF DIRECTORS
REQUESTS  THAT YOU SIGN,  DATE AND RETURN THE ENCLOSED  BLUE CONSENT  REVOCATION
CARD,  WHETHER OR NOT YOU HAVE PREVIOUSLY  SIGNED AND RETURNED THE WHITE CONSENT
CARD SOLICITED BY THE FREEDMAN GROUP.

Your Board of Directors  is, and has always been,  committed to  increasing stockholder value for all stockholders.  We have implemented  several long-term, strategic  initiatives to enhance  stockholder  value.  See "THE  COMPANY".  For example, we:

o        expanded our product  portfolio to include over 15 branded and generic oral drug delivery  products,  some which are being developed with our partners.

o        focused greater attention and resources on branded delivery products.

o        consulted  with a  nationally  recognized  investment  bank that is assisting the Company in  identifying potential strategic transactions.

o        interviewed  individuals  to assist the Company with  business  development opportunities  to augment the assistance provided on a regular basis by the
         Members of the Board of Directors in this area.

As your duly elected Board of Directors, it is our duty to identify for you our deep and serious  concerns about the Freedman  Group. We will describe these concerns in greater detail later in this document;  however, we have highlighted a number of these below:

o        One of the stated  principal  purposes of the Freedman  Group for soliciting the consents is to extend the expiration  date of Class A  Warrants  held by the  Freedman  Group,  which  extension  will  benefit  the Freedman  Group at the expense of the other  stockholders  and will require the Company to incur  expenses of over $1 million.

o        Harris  Freedman,  Sharon  Will and  Michael H.  Freedman  have no  relevant experience  in Elite's  core businesses.

o        Harris  Freedman has previously  violated the Federal  securities  laws in his dealings with other public companies.

o        The  Freedman  Group  has  no  real  plans.  Their  solicitation   materials
         speak  in  broad  terms  and hypothetical,   conceptual  strategies.  The
         Freedman  Group  claims  to  know  how  to  improve  Elite's performance, but they have not offered anything other than rhetoric and generalities.

In addition,  the Freedman Group's Proposals could end up costing you money for the following reasons:

The  extension  of the Class A Warrants  as desired by the  Freedman  Group would require the Company to incur expense in excess of $1 million.

The Freedman  Group wants to hire at direct  expense to the Company a Chief
Financial  Officer  and a Chief  Operating  Officer  of the  Company,  yet  they articulate no rationale for those hires other than public  companies should have those officers. In fact, the Company already has a Chief Financial Officer (Mark
I. Gittelman,  who serves in that capacity on a part-time  basis) and a director of operations, both of whom fully meet all of the Company's needs with regard to finances and operations  given the Company's  current level of  operations.  The
Company's  auditors have never  commented to the Company's  management  that the
Company's  finance  personnel  are not capable of meeting  all of the  Company's accounting  and control needs.  In the event that the Company  concludes that it requires a full time chief financial officer or other operations  personnel,  it will seek those  additional  personnel to its  management  team.  In addition to relying on its  existing  personnel,  the  Company  relies on the members of its
Board of Directors for strategic and operational assistance.  The members of the
Board of Directors frequently  participate in the negotiation of transactions on the Company's behalf.

If the Freedman Group is successful,  their solicitation materials indicate that they will seek to have the Company  reimburse  them for their  solicitation expenses, which their materials estimate will be $[____].

                                   THE COMPANY

Business Strategy

     In an effort to increase value to the Company and its stockholders,  we are now focusing on the development of branded delivery  products (which require new drug  applications  ("NDA")).  Our initial  strategy  was  primarily  to develop generic drug delivery products (which require  abbreviated new drug applications
("ANDA")). The reasons for implementing this refined strategy are as follows:

o        the period of exclusivity for branded products is 3 years versus 6 months for generic drugs.

o        branded development allows us to enter into collaborations with other pharmaceutical companies.

o        branded  development  presents an opportunity to license products to drug companies  earlier,  which could result in cash flow before the  eventual filing  with the Food and Drug  Administration  ("FDA")  and  approval of products.

o        the competition in the generic drug industry continues to increase.

o        increased  litigation  with large  branded  drug  marketers  is delaying the release of some generic drug products.

We intend to license the marketing rights of our generic products to larger generic  companies  for  sales,  distribution  and  marketing,  while  retaining manufacturing rights and royalties and/or profit sharing for those products.  We plan to license our branded  products at an early  stage,  while  retaining  the manufacturing  rights. This strategy will allow us to pursue NDA filings,  which requires  larger  resources.  We  intend  to  continue  to  collaborate  in  the development  of five  products with our current  partners.  We also plan to seek additional collaborations to develop more products and have had discussions with a number of potential parties in this area.

Our revised business strategy enables us to reduce our risk by

o        diversifying  our product  portfolio to include both branded and generic products in various  therapeutic categories.

o        building collaborations and establishing licensing agreements with companies with greater resources.

In addition to  retargeting  our goals and  reviewing how our resources are expended,  we have taken the following  steps to better position the Company for success:

o        we initiated a  relationship  with a nationally  recognized  investment banking  firm,  RBC Dain Rauscher Wessels,  with regard to possible  strategic transactions,  well before the Freedman Group  initiated its consent solicitation.

o        we are interviewing candidates to join the Company's management as the head of business development.

o        we are in the initial stages of negotiating the acquisition of a pharmaceutical plant,  that would entail the manufacture by Elite of several  existing  products with  established  cash flow. The negotiations for this  acquisition  are in the initial  stages and there can be no assurance  that the Company will be able to reach acceptable terms to complete this acquisition.

Collaborations

Our joint  development  and operating  agreement with Elan  Pharmaceuticals consists of developing three pain and neurology products using the drug delivery technologies and expertise of both companies. Our first product has successfully completed  Phase I study and the second  product is anticipated to enter Phase I testing this year. The third product  formulation  development also began in the past quarter.

In June  2001,  we  established  two  separate  development  and  licensing agreements with a U.S pharmaceutical company to develop two products in exchange for development fees, certain payments, royalties, and manufacturing rights.

Intellectual Property

To date,  we have  been  issued  three  patents  in the  United  States  in connection  with a  controlled-release  formulation  of  nifedipine,  controlled released nifedipine  formulations and for  pulsed-released  delivery systems for
methylphenidate.   The  patent  for   pulsed-released   delivery   systems   for
methylphenidate  was  assigned  to  Celgene  Corporation  and  was  subsequently licensed to Novartis. We have filed two more patent applications and the Company intends to file additional patent applications in the future; however, there can be no assurance that any of these or any future patents will be granted.

Financial Performance

Our revenues for the year ended March 31, 2002 were $1.2 million,  compared to $0.1 million for the fiscal year ended March 31, 2001.  Our cash  position of approximately  $6.5  million  continues  to be  strong.  Our  net  cash  used in operating  activities in fiscal year 2002 was  approximately  $1.5  million.  We believe that our existing cash-on-hand will provide us with sufficient resources to allow us to implement our business  strategy,  although no assurances  can be given that we will have  sufficient  resources  to complete  our  business  plan without needing  additional  capital.  Our audited financial  statements for the fiscal year ended March 31, 2002 are included in our Annual  Report on Form 10-K which is available  without  charge to each person  solicited,  upon the written request  of any  such  person.  Such  request  should  be  directed  to  Mark I.
Gittelman, Elite Pharmaceuticals, Inc., 165 Ludlow Avenue, Northvale, New Jersey
07647.

The Outlook for Elite

Our  policy  has  been to  refrain  from  making  public  announcements  of preliminary  results or contemplated  agreements.  The strategy has also been to avoid  large cash  transactions  that  entail  sacrifices  in Elite's  long-term interests.

With our broad  technology  pipeline,  expanded  research  and  development
activities,   FDA  and  DEA  registered  facility,   and  alliances  with  large
pharmaceutical companies, we believe the Company is strategically positioned for accelerated  growth.  In preparation for this growth, we have expanded our staff to allow for  greater  resources  to be  devoted  to  research  and  development activities.

Elite's Development of Products

We have  expanded  our  product  portfolio  to include  over 15 branded and generic oral drug delivery products,  some of which are being developed with our partners. These products are:

o        Two products in the pain and central  nervous system  categories are being developed in our joint venture with Elan. These products are intended to compete in a market that exceeds $2 billion.

o        Two products in the  allergy/decongestant  category are being developed for a US  pharmaceutical  company. These products will also compete in a market of over $2 billion.

o        Additional  products  are being  developed  solely by Elite for  treatment of the  following  conditions: cardiovascular,  arthritis,  diabetes, infection and central  nervous system  disorders.  There can be no assurances that any of the Company's  products will receive  approval from the FDA or other  governmental authorities.

Among the  products  in our  current  proprietary  pipeline,  several  have completed Phase I bioavailability studies, some of which are being scaled up for pivotal studies. Others are in the formulation development phase.

                               THE FREEDMAN GROUP

The Freedman Group's Self-Interested Agenda

On July 14,  1998 and  September  20,  1999,  the  Company  issued  Class A
Warrants  covering  250,000  shares of common  stock in the  aggregate to Bridge
Ventures,  Inc.  ("Bridge"),  an entity  controlled by Harris  Freedman,  and on
December 17, 1998 and  September 20, 1999,  the Company  issued Class A Warrants covering  100,000 shares of common stock in the aggregate to Saggi Capital Corp.
("Saggi"),  an entity controlled by Sharon Will. The exercise price of the Class
A Warrants  issued to each of Bridge and Saggi is $6.00 per share.  The warrants were issued in connection with consulting  services performed for the Company by
Bridge  and Saggi,  entities  controlled  by Harris  Freedman  and Sharon  Will, respectively. The Class A Warrants issued to Bridge and Saggi expire on November
30, 2002.

On December 31, 2001 in the case of Bridge and June 30, 2002 in the case of
Saggi,  the Company  concluded that the consulting  services being provided were not satisfactory and elected to discontinue the consulting arrangements.

Beginning in or about June 2002, Harris Freedman and Sharon Will, on behalf of Bridge and Saggi,  began  urging Dr. Atul M.  Mehta,  Elite's  President  and
Chairman of the Board,  to extend the term of the Class A  Warrants,  which were due to expire in  November  2002.  Freedman  and Will  pressured  the Company to extend the warrants  immediately,  and implied  unspecified  consequences to the
Company if the warrants were not extended.  At no time during these  discussions did Freedman or Will mention any of the matters  expressed by the Freedman Group as justification for its consent solicitation.

Elite  investigated  whether  extending the term of the warrants would have any adverse effect on the Company. The Company's independent accountants advised the Company that it would be required to incur an expense of $1.4 million if the expiration of the warrants were extended. The Company solicited a second opinion from KPMG,  which advised that the charge would be  approximately  $1.1 million.
The Board of Directors  considered the information received from its accountants and other  advisors  and  concluded on July 18, 2002 that it was not in the best interests of the Company or its  stockholders  to extend the expiration  date of the Class A Warrants.

While the Board  considered  Freedman and Wills' request to extend the term of the warrants, they began exerting greater pressure on the Company. On the day of the July 18 Board  meeting,  Freedman  filed a  Schedule  13-D  with the SEC, stating that as a result of the Company's "recent performance" he intended to do certain unspecified things to "enhance shareholder value".  Freedman sent copies of the filing to the Board of Directors by fax prior to the meeting.

Dr. Mehta and the other Elite  directors  received  several phone calls and faxes prior to the beginning of the July 18 meeting from persons known to have a close  relationship with Freedman and Will,  demanding  extension of the Class A
Warrants.  Notwithstanding  the  pressure  from  Freedman  and  Will,  the Board unanimously  voted  against  extension.  The Board took into  consideration  the following factors:

o        The  stockholders  had no  expectation  when they  acquired  the  Class A
         Warrants  that  they  would be extended.

o        The Class A Warrants are  registered,  and they were in the money for many months.  As such,  the holders had adequate time to exercise or trade out of their position.

o        The Company  would incur an  accounting  charge of over  $1,000,000.  The
         Board  believed that the charge would have a negative impact on the trading value of the Company's stock.

o        The extension would benefit the warrantholders at the expense of other stockholders.

o        The extension of the Class A Warrants  would not guarantee  that the issue of the  expiration  date would not arise again when a new expiration date approached.

o        the Board  believed  that the Company had no  obligation  to extend the term of the warrants and that the extension might be inconsistent with the fiduciary duties of the Board of Directors.

o        The possible  capital  inflow that may arise from the  exercise of the Class A
         Warrant is not  guaranteed and would almost  certainly  be at the end of the extended  term,  if at all.  Further,  the Company had (and has)  adequate cash to meet its  current and  anticipated  needs and  believes  that it could raise additional capital from the capital markets if the need arises.

On July 24, 2002,  Elite filed a Current Report on Form 8-K confirming that it was not extending the expiration date of the Class A Warrants.

The Board has scheduled the Company's  annual meeting of  stockholders  for
October 31, 2002. The Company has no plans to postpone that meeting, nor has the
Company in the past  postponed its annual meeting of  stockholders.  The Company believes  that the  Freedman  Group  elected to pursue the consent  solicitation because  the  expiration  date of the Class A  Warrants  might  pass  before the
Freedman Group gained control of the Board and extended the expiration  date. In addition,  the Freedman Group claims that its consent  solicitation might be the last opportunity to change the composition of Elite's Board.  Again, the Company questions  the Freedman  Group's logic because the Board must stand for election every year.

The Freedman Group's Nominees

The Freedman  Group's  nominees for the Board are Harris  Freedman,  Sharon
Will and  Michael  H.  Freedman.  Their lack of  knowledge  about  Elite's  core businesses is apparent.

According to information provided by the Freedman Group, Harris Freedman is a business consultant, but the Freedman Group did not disclose the businesses or industries to which he has consulted.

According to  information  provided by the Freedman  Group,  Sharon Will is involved in investor relations services, but the Freedman Group did not disclose the  businesses  or  industries  to which  she  provides  services  or how those services qualify her to be a director of the Company.

According  to  information  provided  by the  Freedman  Group,  Michael  H.
Freedman is a corporate lawyer with no relevant  industry  experience and is the son of Harris Freedman.

The information provided by the Freedman Group makes no reference to any of
Harris Freedman,  Sharon Will or Michael H. Freedman having served on a board of directors nor having any  experience in developing,  manufacturing  or marketing pharmaceutical products.

By  contrast to the  Freedman  Group's  nominees,  your  existing  Board of
Directors has significant experience both in the pharmaceutical  industry and in the investment  community.  Its members also enjoy  spotless  reputations in the industry,  which is critical for a business dealing with the FDA and the capital markets.  Our  current  board  members  actively  participate  in the  strategic management of the Company. A loss of the board members will mean losing valuable pharmaceutical  industry experience and hands-on involvement.  In addition,  the one current Elite director who the Freedman Group is not seeking to replace, Dr.
Atul M. Mehta, has not consented to serving on a Board comprised of the Freedman
Group's  nominees.  The Company is highly  dependent on Dr. Mehta's research and formulation  abilities as well as his ability to develop products  attractive to the  market.  Elite's  success  depends a great deal on Dr.  Mehta's  ability to interact with the Board.

The Freedman Group Does Not Understand Elite or Its Business

The Freedman Group criticizes the Company for not filing any Treatment IND,
ANDA or NDA with the FDA since 1997. That criticism reveals their  unfamiliarity with the pharmaceutical industry. Some of the products the Company is developing do not require  investigative  new drug  applications  before initiating Phase I studies.  Moreover, the lack of filings bears no relationship to the development
of  new  products,   and  the  Company   intends  to  file  directly  or  through
partners/licensees/collaborators the necessary application for its products.

The Freedman  Group's  solicitation  materials also cite Elite's failure to enter into any new license or joint venture  agreements as a  justification  for replacing three of the members of the Board of Directors.  The Company completed two such  transactions in the past two years and is currently  evaluating  other possible  ones.  We have acted  conservatively  in  entering  into any new joint venture or  licensing  agreements,  to maximize the value to the Company and its stockholders of the products that are under  development.  Moving too quickly to enter into those agreements  could  compromise the Company's  ability to recover its research and development costs or to make a profit on those products.

While it is easy for the Freedman Group to criticize that which it does not know or understand,  the cost of acting  without the requisite  knowledge can be severe.  Without having management that is familiar with FDA  requirements,  has sound knowledge of the pharmaceutical  industry and possess solid reputations in the industry, the Company will be at a significant competitive disadvantage.

The Freedman Group Has No Real Plans For The Company

The Freedman Group is asking you to support their slate of nominees for the
Board of Directors without having offered you a comprehensive, industry-specific business  plan.  They are asking for your support  without  telling you how they plan to increase  stockholder value. Their attempt at a business plan appears to call for hiring two new executives, retaining an investment banker and extending the term of the Class A Warrants. Nowhere do they explain how they would operate the Company  differently  or improve the Company's  performance.  It is possible that  they  are not  providing  any of this  detail  because  they  have not yet undertaken  this analysis,  or because they cannot  undertake the analysis since they do not know or understand our industry or our Company.

Our business  strategies include tangible,  ongoing changes and initiatives that have been explained to stockholders over the last year and are beginning to bear positive results.  You can see the successful  results of our business plan by the  performance of the Company.  Our strategic,  industry-specific  business plan has begun to yield  positive  results,  while the Freedman Group has yet to show you any real plan at all.

Elite's Stock and Warrant Price

One of the accusations made by the Freedman Group is that the current Board of  Directors  has caused the decline in the stock price of Elite.  The price of
Elite stock has declined  over the past months  along with the vast  majority of publicly  traded  stocks  over  that  period.  The  bio-tech  industry  has been particularly  hard hit. Yet,  Elite has  outperformed  the Nasdaq Biotech index, both on a  two-year  and  year-to-date  basis.  While  the  Freedman  Group  has criticized the  performance of the Company's  stock price,  the Company has done better than other companies with which the Freedman Group is associated.

The Freedman  Group also draws  attention to the fact that the price of the
Class A Warrants has declined,  making the  inference  that this decline is also due to  mismanagement  of the  Company.  At the time the Class A  Warrants  were issued,  they had an expiration date of November 30, 2002. This has not changed.
Under the Black-Scholes option pricing model, the fair market value of a warrant declines as its expiration date approaches. The warrants will have no value upon their expiration.

What the Freedman Group Didn't Tell You

According to information obtained by the Company,

o        in 1967 Harris  Freedman  pleaded  guilty to criminal  charges that he conspired to violate the anti-fraud provisions  of the  Securities  Act of 1933,  as amended
         (the  "Securities  Act"),  and that he  directly violated the anti-fraud provisions of the Securities Act by intentionally misleading investors.

o        the  Securities  and  Exchange  Commission  barred  Harris  Freedman  from  associating with a registered broker-dealer for willfully  violating the anti-fraud  provisions of the Securities Act and the Securities Exchange Act of 1934, as amended,  and revoked the  registration of a brokerage firm of which Mr. Freedman was president as a result of its finding that Mr. Freedman intentionally misled invest.

o        Finally,  in 1999,  Harris Freedman and Ms. Will, who is a member of Mr.  Freedman's group, were named as defendants in a lawsuit  filed in the United States  District  Court of
         New Jersey  agreeing,  among other things,  that Mr.  Freedman and Ms. Will  manipulated the trading price of a public company for their own benefit.

              THE ROUTE THE FREEDMAN GROUP CHOSE TO ATTEMPT TO TAKE
               CONTROL OF YOUR BOARD OF DIRECTORS WILL NOT RESULT
                  IN THE PAYMENT TO YOU OF ANY CONTROL PREMIUM

People who seek control of a company  usually either make a proposal to the board of directors to buy the company,  or, if the board refuses their proposal, they  commence a tender  offer for the  outstanding  shares.  In either  case, a person trying to obtain  control of a company this way usually  offers a control or sales premium to the  stockholders,  that is, they pay more than market value for the shares. That excess price is called a control premium.

In  contrast,  control  premiums  generally  are not paid  when a change in management  has  occurred as a result of a consent  solicitation.  By starting a consent  solicitation to replace Elite's Board of Directors,  the Freedman Group has chosen to  attempt  to gain  control  of the  Company  using a method  that, although  legal,  does not include the payment of a control premium (or anything at all) to stockholders.

Each of the  Freedman  Group's  Proposals  is designed to enable it to take control  of the Board  that YOU  elected  and  which  contains  the  independent directors  by  replacing a majority  of the Board with their own  underqualified hand-picked  nominees.  We believe that their consent solicitation is an attempt to pressure you without  giving you the  opportunity  to consider all of Elite's strategic  alternatives.  We  believe  that this undue  pressure  created by the
Freedman  Group is not in the  Company's  or your best  interests.  The Freedman
Group's Proposals are:

     (1)  Removal of three  present  members of the Elite Board  without  cause,
Donald S. Pearson,  Harmon  Aronson and Eric L. Sichel and any person or persons elected to the Elite  Board to fill any  vacancy  arising  since the last annual meeting of stockholders or any newly created directorships; and

     (2) Election of the Freedman Group's slate,  Harris  Freedman,  Sharon Will and Michael H.  Freedman,  to the Board of Directors  to fill the newly  created vacancies on the Board, and to serve until their respective  successors are duly elected and qualify.

For the reasons  discussed  above,  we have  determined  that the  Freedman
Group's  Proposals  are not in the best  interests  of you or  Elite.  The above discussion  of  reasons  and  factors  considered  by us is not  intended  to be exhaustive,  but does reflect the material information and factors we considered in our review and analysis of the  Freedman  Group's  Proposals.  In view of the variety of factors and the amount of information considered,  we did not find it practicable to provide specific assessments of, quantify or otherwise assign any relative weights to, the specific factors considered in determining to recommend that you reject the Freedman Group's Proposals. Our determination was made after we considered all the factors taken as a whole. In addition, some of the members of our Board of Directors may have given differing weights to different factors.
Throughout  our  deliberations  regarding  the Freedman  Group's  Proposals,  we received advice from James,  McElroy & Diehl, P.A. and Lowenstein  Sandler PC in
connection with the Freedman Group's Proposals and related matters.

WE UNANIMOUSLY  OPPOSE THE FREEDMAN  GROUP'S CONSENT  SOLICITATION AND URGE
YOU NOT TO SIGN THE WHITE CONSENT CARD THAT THEY SENT TO YOU.

Even if you previously signed and returned the WHITE consent card, you have every right to change your vote. We urge you to sign, date and mail the enclosed
BLUE Consent Revocation Card in the postage-paid envelope provided.  Your prompt action is very important. Please return the BLUE Consent Revocation Card today.

If any of your  shares  are  held in the  name of a bank,  broker  or other nominee, please contact the person responsible for your account today and direct him or her to vote the BLUE Consent Revocation Card immediately.

If you have any  questions  about  giving  your  revocation  of  consent or require assistance, please call  [________________________],  the firm assisting the Company in this request for revocations, at:

                                            [________________________]

                          OUTSTANDING ELITE SECURITIES

As of August 5, 2002, there were 9,728,116 shares of Elite common stock outstanding.

                              THE CONSENT PROCEDURE

Under Section 228 of the General  Corporation  Law of the State of Delaware
("DGCL"),  unless otherwise  provided in the certificate of  incorporation,  any action which may be taken at an annual or special  meeting of  stockholders of a corporation may be taken without a meeting if consents in writing, setting forth the action so taken,  are signed by the holders of outstanding  stock having not less than the minimum  number of votes that would be  necessary  to authorize or take such action at a meeting at which all shares  entitled to vote thereon were present and voted, and such consents are duly delivered to the corporation.

Thus,  the unrevoked  consent of the holders of not less than a majority of the shares of common stock  outstanding  and entitled to vote on the Record Date
(as defined  below) must be obtained  within the time limits  specified to adopt each of the Freedman Group's  Proposals.  Each share of common stock is entitled to one vote per share. Since consents are required from the holders of record of a majority of the  outstanding  shares of common  stock in order for each of the
Freedman  Group's  Proposals  to be adopted,  an  abstention  from voting on the
Freedman Group's WHITE Consent Card or a broker non-vote will have the practical effect of a vote against such proposals.

In order to be  effective,  consents  with respect to the Freedman  Group's
Proposals  must be delivered  within 60 days of the earliest  dated consent with respect to the Freedman Group's Proposals delivered to the Company in the manner required by Delaware  law. On August 5, 2002,  a consent with respect to 2,000 shares of common stock executed by Harris Freedman and dated August 5, 2002 was delivered to the Company.  Accordingly,  the record date (the "Record Date") for stockholders entitled to consent is August 5, 2002 and assuming no earlier dated consents are delivered to the Company, the consents will not be effective unless the  requisite  number of unrevoked  consents are delivered to the Company on or before October 4, 2002. As of the Record Date,  there were  9,728,116  shares of common stock issued and outstanding.

YOU HAVE THE RIGHT TO REVOKE ANY CONSENT YOU MAY HAVE  PREVIOUSLY  GIVEN TO
THE  FREEDMAN  GROUP.  TO DO SO,  YOU NEED  ONLY  SIGN,  DATE AND  RETURN IN THE
ENCLOSED   POSTAGE-PAID   ENVELOPE  THE  BLUE  CONSENT   REVOCATION  CARD  WHICH
ACCOMPANIES THIS REVOCATION STATEMENT. IF YOU DO NOT INDICATE A SPECIFIC VOTE ON
THE BLUE CONSENT  REVOCATION  CARD WITH RESPECT TO ANY FREEDMAN GROUP  PROPOSAL,
THE CARD WILL BE USED IN ACCORDANCE WITH THE BOARD  RECOMMENDATION TO REVOKE ANY
CONSENT WITH RESPECT TO SUCH PROPOSAL.

IF YOU ARE AGAINST THE  FREEDMAN  GROUP'S  PROPOSALS  AND HAVE NOT SIGNED A
FREEDMAN  GROUP  CONSENT,  YOU MAY SHOW  YOUR  OPPOSITION  TO THE  PROPOSALS  BY
SIGNING,  DATING AND RETURNING THE ENCLOSED BLUE CONSENT  REVOCATION  CARD. THIS
WILL BETTER ENABLE THE COMPANY TO KEEP TRACK OF HOW MANY STOCKHOLDERS OPPOSE THE
FREEDMAN GROUP'S PROPOSALS.

The  Company   has   retained   [________________________]   to  assist  in
communicating   with  stockholders  in  connection  with  the  Freedman  Group's solicitation and to assist in our efforts to obtain consent revocations.  If you have any questions about how to complete or submit your BLUE consent  revocation card or any  other  questions,  [________________________]  will be  pleased  to
assist     you.     You     may     call      [________________________]      at
[________________________]; Banks and Brokers call [________________________].

               STOCKHOLDERS ARE URGED TO DELIVER ALL BLUE CONSENT
                              REVOCATIONS CARDS TO:
                           [________________________]

The Company requests that if you deliver your BLUE Consent  Revocation Card to the Company  instead of  [________________________],  that you also deliver a photocopy to [________________________], so that [________________________] will be aware of all revocations.

If any shares of common  stock that you owned on the Record  Date were held for you in an account with a stock brokerage firm, bank nominee or other similar
"street name"  holder,  you are not entitled to vote such shares  directly,  but rather must give instructions to the stock brokerage firm, bank nominee or other
"street  name" holder to grant or revoke  consent for the shares of common stock held in your name.  Accordingly,  you should contact the person  responsible for your  account  and  direct  him or her to  execute  the  enclosed  BLUE  Consent
Revocation Card on your behalf.

You are urged to  confirm  in  writing  your  instructions  to the  persons responsible  for your  account and provide a copy of those  instructions  to the
Company so that the Company will be aware of your  instructions  and ensure that your instructions are followed.

                              INFORMATION ABOUT US,
                              THE PEOPLE ASKING YOU
                             TO REVOKE YOUR CONSENT

The table  below sets  forth the names and ages (as of August 20,  2002) of each of Elite's directors, and the other positions and offices presently held by each of the  directors  within the  Company,  the period  during which each such person has served on the Board of Directors of the  Company,  and the  principal occupations  and  employment of each such person during the past five years.  In each  instance in which dates are not provided in  connection  with a director's business experience,  such director has held the position indicated for at least the past five years.

                        DIRECTORS AND EXECUTIVE OFFICERS

The current directors and the executive officers of the Company are:

Name                            Age         Position
Dr. Atul M. Mehta                53         President, Chief Executive Officer and Director
Donald S. Pearson                66         Director
Harmon Aronson                   59         Director
Eric L. Sichel                   43         Director
Mark I. Gittelman                42         Chief Financial Officer, Secretary and Treasurer

There are no arrangements between any director or executive officer and any other  person,  pursuant  to which the  director or officer is to be selected as such. There is no family relationship between the directors, executive officers, or persons  nominated or chosen by the Company to become  directors or executive officers.

Atul M. Mehta, Ph.D., the founder of Elite Laboratories,  Inc. ("ELI"), has been a director of ELI since its inception in 1990 and a director of the Company since  1997.  He has  been  employed  as the  President  of ELI  since  1990 and
President of the Company  since 1997.  Prior to that,  he was Vice  President at
Nortec  Development  Associates,  a company  specializing  in the development of food,  pharmaceutical and chemical specialty  products,  from 1984 to 1989. From
1981 to 1984, he was associated with Ayerst Laboratories, a division of American
Home Products Corporation in the solids formulation section as Group Leader. His responsibilities  included  development  of  formulations  of ethical  drugs for conventional and controlled-release  dosage forms for both USA and international markets.  He  received  his B.S.  degree in Pharmacy  with  honors from  Shivaii
University,  Kolhapur,  India,  and a BS, MS, and a Doctorate of  Philosophy  in
Pharmaceutics  from the  University  of  Maryland  in 1981.  Other than ELI,  no company with which Dr. Mehta was affiliated in the past was a parent, subsidiary or other affiliate of the Company.

Donald S. Pearson,  a director  since 1999, has been employed since 1997 as the President of Pearson & Associates,  Inc., a company that provides consulting services to the pharmaceutical industry. Prior to starting Pearson & Associates,
Mr.  Pearson  served  for  five  years  as the  Director  of  Licensing  at Elan
Pharmaceuticals,  and prior to that he was employed by Warner-Lambert for thirty years in various marketing,  business development and licensing capacities.  Mr.
Pearson  holds a B.S. in Chemistry  from the  University of Arkansas and studied steroid  chemistry  at St.  John's  University.  He has  served on the  informal advisory board of ELI for several  years;  other than ELI, no company with which
Dr.  Pearson  was  affiliated  in the past  was a  parent,  subsidiary  or other affiliate of the Company.

Harmon Aronson,  Ph.D., a director since 1999, has been employed since 1997 as the  President  of  Aronson  Kaufman  Associates,  Inc.,  a New  Jersey-based consulting  firm that provides  manufacturing,  FDA  regulatory  and  compliance services to the pharmaceutical and biotechnology  companies. Its clients include
United  States and  international  firms  manufacturing  bulk drugs and finished pharmaceutical  dosage  products who are seeking FDA approval for their products for the US  Market.  Prior  to  1997,  Dr.  Aronson  was  employed  by  Biocraft
Laboratories, a leading generic drug manufacturer, most recently in the position of Vice President of Quality  Management;  prior to that he held the position of
Vice President of  Non-Antibiotic  Operations,  where he was responsible for the manufacturing  of all the firm's  non-antibiotic  products.  Dr. Aronson holds a
Ph.D. in Physics from the University of Chicago. Other than ELI, no company with which Dr. Aronson was  affiliated in the past was a parent,  subsidiary or other affiliate of the Company.

Eric L.  Sichel,  M.D., a director  since  August 2, 2001,  is President of
Sichel  Medical   Ventures,   Inc.,   Englewood,   NJ,  which  company  provides
biotechnology  company  assessments and investment banking services.  Dr. Sichel has been the owner and President of Sichel  Medical  Ventures,  Inc. since 1997.
From 1995 through  1996,  Dr. Sichel was a senior  analyst in the  biotechnology field for Alex,  Brown & Sons,  Inc. of New York,  NY. Prior to that, Dr. Sichel was affiliated with Sandoz Pharmaceuticals Corp. of East Hanover, NJ, in various capacities,  including  associate  director of  transplantation/immunology.  Dr.
Sichel is licensed to practice medicine by the State of New York.

Mark I.  Gittelman,  CPA is the  President  of  Gittelman & Co.,  P.C.,  an
accounting firm in Clifton,  NJ. Prior to forming Gittelman & Co., P.C. in 1984, he worked as a certified  public  accountant with the  international  accounting firm of KPMG Peat Marwick,  LLP. Mr.  Gittelman  holds a B.S. in accounting from
New York University and a Masters of Science in Taxation from Farleigh Dickinson
University.  He is a Certified Public Accountant  licensed in New Jersey and New
York, and is a member of the American  Institute of Certified Public Accountants
("AICPA"),  the Securities and Exchange  Practice  Section of the AICPA, and the
New Jersey  State and New York  States  Societies  of CPAs.  Other than ELI,  no company  with  which  Mr.  Gittelman  was  affiliated  in the past was a parent, subsidiary or other affiliate of the Company.

Each director  holds office  (subject to the Company's  By-Laws)  until the next annual meeting of stockholders and until such director's successor has been elected and qualified.  All executive  officers of the Company are serving until the next annual meeting of directors and until their  successors  have been duly elected  and  qualified.  There are no family  relationships  between any of the directors and executive officers of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the  knowledge  of the  Company,  there was no person  who,  at any time during the fiscal year ended March 31, 2002, was a director, officer, beneficial owner  of more  than  10% of any  class  of  equity  securities  of the  Company registered  pursuant to Section 12 of the  Securities  Exchange Act of 1934, who
failed to file on a timely  basis the reports  required by Section  16(a) of the
Securities Exchange Act of 1934 during the most recent fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company is a party to an agreement whereby fees are paid to Gittelman &
Co.,  P.C.,  a company  wholly  owned by Mark  Gittelman,  the  Company's  Chief
Financial  Officer,  Secretary  and  Treasurer,  in  consideration  for services rendered  by Mr.  Gittelman  in his  capacity  as Chief  Financial  Officer  and
Treasurer.  For the fiscal years ended March 31, 2002 and 2001, the fees paid to that company were $91,260 and $82,639, respectively.

COMMITTEES

The Company has an Audit  Committee of the Board of Directors.  The Company
has no other standing committees of the Board of Directors.

AUDIT COMMITTEE

The  Company's  Board of  Directors  has adopted a written  charter for the
Audit  Committee,  a copy of which was included as an appendix to the  Company's proxy  statement sent to  stockholders  in connection with the annual meeting of stockholders held October 11, 2001.

The Company deems the members of its Audit  Committee to be  independent as independence is defined in Section 121(A) of the American Stock Exchange Listing
Standards.

AUDIT COMMITTEE REPORT

The Audit Committee reviewed and discussed the audited financial statements with management.  The Audit Committee discussed with the independent auditors of the Company the matters  required to be  discussed  by SAS 61  (Codification  of
Statements  on Auditing  Standards,  AU 380), as modified or  supplemented.  The
Audit  Committee  received  the  written  disclosures  and the  letter  from the independent  accountants required by Independence Standards Board Standard No. 1
(Independence  Standards  Board Standard No. 1,  Independence  Discussions  with
Audit Committees),  as modified or supplemented.  The Audit Committee  discussed with the independent accountant the independent accountant's independence. Based upon the foregoing  review and discussions,  the Audit Committee  recommended to the Board of Directors of the Company that the audited  financial  statements of the Company be included in the Company's Annual Report on Form 10-K for the last fiscal  year ended  March 31,  2002 as filed with the  Securities  and  Exchange
Commission.

The foregoing report of the Audit Committee is made by members of the Audit
Committee of the Company: Donald S. Pearson, Harmon Aronson and Eric L. Sichel.

BOARD MEETINGS

The Board of  Directors of the Company had three  meetings  held during the fiscal year ended March 31, 2002. No incumbent  director attended fewer than 75%
of the  aggregate  of the meetings of the Board and its Audit  Committee  during that year.

COMPENSATION OF DIRECTORS

Each  non-affiliated  director  receives  $2,000 as  compensation  for each meeting of the Board of Directors attended.

EXECUTIVE COMPENSATION

The following table provides information on the compensation of Dr. Atul M.
Mehta,  the chief  executive  officer of the Company  for the last three  fiscal years.  No other  executive  officer of the  Company  received  salary and bonus exceeding $100,000 during those periods.

Summary Compensation Table

                                  Annual Compensation         Long Term Compensation

     (a)             (b)     (c)        (d)       (e)         (f)          (g)       (h)      (i)
  Name and         Fiscal  Salary      Bonus     Other    Restricted   Securities   LTIP   All other
  principal         Year                        Annual       stock     Underlying  payouts  compen-
  position                                      Compen-     awards      options             sation
                                                sation

Atul M.          2001-02    $272,855   $30,000  $83,896       --       50,000          --       --
Mehta            2000-01    $248,050   $45,000  $3,040        --      425,000(1)(2)    --       --
President        1999-00    $227,030   $25,000  $3,040        --      500,000          --       --
and Chief
Executive Officer

     (1) On December 15, 2000, Dr. Mehta surrendered  options for 425,000 shares of the  Company's  common stock  (exercisable  at $7.00 per share) and in return received options for 425,000 shares of the Company's common stock exercisable on
January 2, 2001 and expiring  January 1, 2006. The exercise price is 110% of the opening price of the Company's  common stock on January 2, 2001 adjusted  upward to the  nearest  half  dollar of $7.00.  On January  2,  2001,  the stock of the
Company  opened at $6.25 per share,  therefore the exercise  price for the stock subject to these options is $7.00 per share.

     (2) By action on February 21, 2002, the Board corrected a clerical error in options for 425,000 shares of common stock of the Company  previously granted to
Dr. Mehta. This correction did not result in any additional shares being subject to options held by Dr.  Mehta,  any change in the exercise  price or a change in any other material terms.

The Company's fiscal year begins April 1 and ends March 31. The information is provided for each fiscal year beginning April 1.

Other Annual Compensation represents use of a company car and premiums paid by the Company for life  insurance  on Dr.  Mehta's  life for the benefit of his wife paid by the Company.

Reported  below in this  report is the  purchase  by the Company of options from Dr.  Mehta.  The  purchase  price for those  options of $80,896 is included above in "Other Annual Compensation."

Option Grants in Last Fiscal Year

During  the fiscal  year ended  March 31,  2002,  the Board of the  Company authorized  issuance  to Dr.  Mehta of options to acquire  50,000  shares of the common stock of the Company,  vesting over a period of five years at the rate of
10,000 shares per year beginning February 21, 2003, exercisable at a price equal to 110% of the  closing  price of the stock on  February  21,  2002  ($8.25  per share).

By action on January 25,  2001,  the Board  purchased  options  held by Dr.
Mehta for 20,214 shares of the Class A common stock of the Company at a price of
$4.00 per share.  The options carried an exercise price of $2.00 per share.  The then current  market  price for the stock was in excess of $7.50.  Dr. Mehta had intended to exercise the option for these  shares and then sell the shares.  The purchase  price for the option  arrived at by the Board  took into  account  the amount which would be necessary to purchase the options and cover taxes  payable by Dr. Mehta on the transaction.

Option/SAR Grants Table in Last Fiscal Year

      (a)              (b)                 (c)             (d)            (e)
                   Number of       % Grant Represents  Exercise or
     Name          Securities          of Options      Base Price   Expiration date
               Underlying Options     to Employees       ($/sh)
                     Granted

Atul M. Mehta        50,000               2.8%            $8.25         2-20-07

Options for  500,000  shares  which were  granted to Dr.  Mehta  during the fiscal year ended March 31, 2000 vest at the rate of 100,000  shares per year on each December 31 beginning  December 31, 2001. The options expire on the earlier of (a) one year after Dr. Mehta ceases to be employed by the Company or to serve as an officer or director of the Company or (b) March 31, 2010. Notwithstanding,
the options shall become fully vested and exercisable if Dr. Mehta's  employment agreement  or his  position as an officer  and  director  is  terminated  by the
Company for any reason or if it expires as a result of the Company giving notice of  nonrenewal.  If the board of directors  of the Company  votes to approve the acquisition  of more  than 50% of the  stock of the  Company  by any  person  or entity,  the Company may require Dr. Mehta to exercise or sell the  options.  In addition to the above stated options, by board action on September 22, 2000, Dr.
Mehta was  granted a  preemptive  right to  acquire  shares of the  Company in a
sufficient   number  to  maintain  his   percentage   ownership  of  the  shares
outstanding. Under this preemptive right, upon issuance by the Company of shares of common stock for any reason,  or of securities  convertible into common stock upon demand,  Dr. Mehta shall be permitted to purchase shares of common stock of the Company  sufficient to maintain the greater of his  percentage  ownership of outstanding common stock of the Company determined on an absolute basis and upon a fully diluted basis as existed  prior to the stock  issuance.  The price which
Dr.  Mehta shall pay for such stock  shall be the lower of (x) the then  current market price  (discounted 15% if the shares are not registered) or (y) the price to be paid by the party in the transaction  triggering the preemptive right. The right  shall be  exercised  and the price  shall be paid  within 120 days of the issuance of the stock triggering the preemptive right.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year End Option Value Table

        a                    b               c                     d                        e
                                                     No. of Securities Underlying Value of Unexercised
                                                          Unexercised Options     In-the-Money Options
                                                               at FY-End                at FY-End

      Name            Shares Acquired      Value             Exercisable/             Exercisable/
                        on Exercise       Realized           Unexercisable           Unexercisable

Dr. Atul M. Mehta         None              $0             1,025,000/450,000          $975,000/0

These options and the shares  underlying them are  unregistered,  and their market value is unknown and incalculable.  However,  the registered common stock of the  Company  was  trading for $3.95 per share as of the close of business on
August 15, 2002. It is on this hypothetical value that the figures in column (e)
are  calculated.  These  figures may have no relation to the actual value of the unexercised options.

EMPLOYMENT AGREEMENT

The only  employment  agreement  which the  Company  has with an  executive
officer  is  the  Amended  and  Restated   Employment   Agreement  entered  into
[_________],  2002 between the Company and Dr. Atul M. Mehta (the  "Agreement").
The Agreement provides:

o        that the Company  will  employ Dr.  Mehta for a period of five years  ending
         December  31, 2005  (unless sooner  terminated  pursuant  to  provisions  of the  Agreement).  At the  end of  the  five  years,  the Agreement  will be automatically  renewed for an  additional  five year term with an annual salary to be agreed to,  unless either party gives  written  notice of nonrenewal by December 31,
         2004.  The Agreement is  automatically  extended  for periods of one year after
         December  31, 2010 unless  either party gives notice of nonrenewal at least one year prior to the date of expiration.

o        for an annual  salary of $242,000,  which  amount is to be  increased by the board of directors  not less than 10% annually beginning January 1, 2001.

o        that Dr. Mehta will receive 5% of the net profit of the Company each fiscal year.

o        for an annual bonus in an amount determined by the Board.

o        that Dr.  Mehta will receive  options to purchase  Elite common stock at a price of $10.00 per share in a total amount of 500,000 shares,  exercisable in increments of 100,000 shares annually  beginning December 31,  2000.  The options  shall be exercisable  from the date of vesting  until one year after Dr.  Mehta ceases to be employed  by the Company or to serve as an officer and  director of the Company or March 31,
         2010, whichever is earlier.

o        that the options are  exercisable  by Dr. Mehta if the  Agreement or Dr.  Mehta's  position as an officer and  director  is  terminated  by the Company  for any reason or if the  Agreement is not renewed by the Company.

o        that the Agreement will  terminate upon (a) Dr. Mehta's death,  (b) election of either party if Dr. Mehta is unable to perform his duties on account of  disability  for a total period of 120 days or more during any  consecutive  period of twelve  months,  (c) by the
         Company upon "severe  cause" and (d) by Dr. Mehta upon the occurrence of certain events.

o        that if the Agreement is terminated  due to Dr.  Mehta's death,  his surviving  spouse,  or his estate if his spouse does not survive, shall receive Dr. Mehta's salary,  incentive commissions,  benefits and any deferred  compensation  accrued  through the last day of the third calendar month  following the month in which termination  occurred;  in addition, one-half of his salary would be paid for an additional period of three years.

o        that if the  Agreement is  terminated by the Company  because of Dr.  Mehta's  disability
         or upon "severe cause",  Dr.  Mehta  will  receive  his  salary,   incentive  commissions,
         benefits  and  any  deferred compensation through the last day of the calendar month in which the termination occurs.

o        that if the  Agreement is terminated  by Dr. Mehta upon the  occurrence  of one of the events  specified, including a "change in  control"  as defined,  Dr.  Mehta will receive  all  accrued  salary,  incentive commissions,  benefits  and any  deferred compensation  through  the later of May 22,  2006 or the third anniversary of such termination.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Shown in the table below is any person (including any "group") known to the
Company to be the  beneficial  owner of more than five percent (5%) of any class of the Company's voting securities as of August 16, 2002.

Title of Class      Name and Address of                     Amount and Nature of         Percent
                      Beneficial Owner                      Beneficial Ownership        of Class

Common          Dr. Atul M. Mehta, Director/Officer               2,962,701(1)            26.4%
                165 Ludlow Avenue                                  Direct and
                Northvale New Jersey 07647                         Indirect

Common          Jerome Belson                                      928,00(2)               9.2%
                495 Broadway                                       Direct and
                New York, NY 10012                                 Indirect

Common          John de Neufville and Mely Rahn, Trustees          766,100(3)              7.6%
                Margaret de Neufville Revocable Trusts             Direct and
                197 Meister Avenue                                 Indirect
                North Branch, NJ  08876

Common          Bakul and Dilip Mehta                               630,000                6.5%
                P. O. Box 438                                       Direct
                Muscat, Sultanate of Oman

Common          Bridge Ventures, Inc.                               859,470(4)             8.6%
                1241 Gulf of Mexico Drive                           Direct and
                Longboat Key, FL 24228                              Indirect

                SMACS Holding Corp.
                1241 Gulf of Mexico Drive
                Longboat Key, FL 24228

                Bridge Ventures, Inc. Employee
                  Pension Plan
                1241 Gulf of Mexico Drive
                Longboat Key, FL 24228

                Saggi Capital Corp.
                9 Prospect Hill Road Ext.
                Pine Plains, NY 12567

                Saggi Capital Corp. Money Purchase Plan
                9 Prospect Hill Road Ext.
                Pine Plains, NY 12567

                Saggi Capital Corp. Profit Sharing Plan
                9 Prospect Hill Road Ext.
                Pine Plains, NY 12567

                Harris Freedman
                1241 Gulf of Mexico Drive
                Longboat Key, FL 24228

                Sharon Will
                9 Prospect Hill Road Ext.
                Pine Plains, NY 12567

                Michael H. Freedman
                200 East 89th Street, Suite 17A
                New York, NY 10128

(1)     Includes (i) 6,300 shares held by Dr. and Mrs.  Mehta as custodians for
Amar Mehta; (ii) 6,300 shares held by Dr. and Mrs. Mehta as custodians for Anand
Mehta;  (iii)  200,000  shares held by Mehta  Partners,  LP; and (iv) options to purchase  1,475,000 shares of common stock held by Dr. Mehta (including  options for 400,000  shares which do not begin vesting until  December 31, 2002 and then vest 100,000  shares on that date and 100,000  shares  annually  thereafter  for three years and options for 50,000  shares  which begin  vesting on December 31,
2002 and then  vest  10,000  shares  on that  date and  10,000  shares  annually thereafter for four years).

(2)     Includes  (i)  35,000  shares  held by Maxine  Belson,  wife of Jerome
Belson;  (ii) 50,000  shares by the Jerome Belson  Foundation;  and (iii) 28,000 shares  owned by the  Grandchildren  of Jerome  Belson;  and (iv)  warrants  for
256,000 shares.

(3)     Represents (i) 331,000 shares held in trust for the benefit of John P.
de Neufville;  (ii) 410,000 shares held in trust for David T. de Neufville;  and
(iii) options personally held by John P. de Neufville to purchase 25,000 shares.

(4)     Based on information contained in a Schedule 13D, as amended,  filed by the  foregoing  persons on August 13,  2002 who have  formed a group  within the meaning of Section 13(d) of the Securities Exchange Act of 1934. Consists of (a)
2,000 shares of common  stock owned by Harris  Freedman,  (b) 369,970  shares of common stock owned by Bridge Ventures,  Inc.  (including 85,250 shares of common stock issuable upon exercise of warrants owned by Bridge  Ventures,  Inc.),  (c)
121,000  shares of common stock owned by SMACS Holding Corp.  (including  75,000 shares of common stock issuable upon exercise of warrants owned by SMACS Holding
Corp.),  (d)  102,200  shares of common  stock  owned by Bridge  Ventures,  Inc.
Employee  Pension Plan  (including  10,000 shares of common stock  issuable upon exercise of warrants owned by Bridge Ventures,  Inc. Employee Pension Plan), (e)
7,500 shares of common stock owned by Sharon Will,  (f) 217,500 shares of common stock owned by Saggi Capital  Corp.  (including  110,000  shares of common stock issuable upon  exercise of warrants  owned by Saggi  Capital  Corp.),  (g) 7,450 shares of common stock owned by Saggi Capital Corp.  Money  Purchase  Plan,  (h)
8,350 shares of common stock owned by Saggi Capital Corp.  Profit  Sharing Plan, and (i) 23,500  shares of common stock owned by Michael H.  Freedman  (including
5,000 shares of common stock issuable upon exercise of warrants owned by Michael
H. Freedman).

The Company is informed and believes that as of August 16, 2002, Cede & Co.
held  6,544,413  shares of the  Company's  common  stock and  1,200,120  Class A
Warrants for shares of the common stock of the Company as nominee for Depository
Trust Company,  55 Water Street,  New York, New York 10004.  It is the Compan's
understanding  that Cede & Co. and  Depository  Trust  Company both disclaim any beneficial  ownership  therein  and that such shares are held for the account of numerous  other  persons,  no one of whom is believed to  beneficially  own five percent or more of the common stock of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

Shown below,  as of August 15, 2002, are the shares of the Company  beneficially  owned by all  directors,  by the executive officers and by the directors and executive officers of the Company as a group.

Title of Class          Name and Address of                Amount and Nature of    Percent
                          Beneficial Owner                 Beneficial Ownership    of Class

Common        Dr. Atul M. Mehta, Director/Officer             2,962,700(1)           26.4%
              165 Ludlow Avenue                                 Direct and
              Northvale NJ 07647                                Indirect

Common        Donald S. Pearson, Director                        78,750(2)            0.8%
              1305 Peabody Avenue                                Direct
              Memphis, TN  38104

Common        Harmon Aronson, Director                           60,000(3)            0.6%
              26 Monterey Drive                                  Direct
              Wayne, NJ  07470

Common        Eric L. Sichel, Director                           30,000(4)            0.3%
              411 Highview Road                                  Direct
              Englewood, NJ  07631

Common        Mark I. Gittelman, Chief Financial Officer,        10,000(5)            0.1%
              Treasurer and Secretary                            Direct
              300 Colfax Avenue
              Clifton, NJ  07013

Common        Officers and Directors as a Group               3,141,450              27.7%
                                                                 Direct and
                                                                 Indirect

(1)    Includes (i) 6,300 shares held by Dr. and Mrs.  Mehta as custodians for
Amar Mehta; (ii) 6,300 shares held by Dr. and Mrs. Mehta as custodians for Anand
Mehta;  (iii)  200,000  shares held by Mehta  Partners,  LP; and (iv) options to purchase  1,475,000 shares of common stock held by Dr. Mehta (including  options for 400,000  shares which do not begin vesting until  December 31, 2002 and then vest 100,000  shares on that date and 100,000  shares  annually  thereafter  for three years and options for 50,000 shares which do begin vesting until  December
31, 2002 and then vest  10,000  shares on that date and 10,000  shares  annually thereafter for four years).

(2)    Includes  options to purchase 60,000 shares.  Options for 40,000 shares are vested.  The  remaining  options vest in increments of 10,000 shares each on
September 1, 2002 and January 2, 2003.

(3)    Comprised  of options to purchase  60,000  shares.  Options for 40,000 shares are vested.  The  remaining  options vest in  increments of 10,000 shares each on September 1, 2002 and January 2, 2003.

(4)    Comprised  of options to purchase  30,000  shares.  Options for 10,000 shares are vested. Options for the remaining shares vest in increments of 10,000 each on August 2, 2003 and August 2, 2004.

(5)    Comprised of options to purchase 10,000 shares.

     Information  on the stock  ownership  of these  persons was provided to the
Company by the persons.

                         COMPARATIVE SHAREHOLDER RETURN

The graph  which  follows  compares  the  yearly  percentage  change in the
Company's  cumulative  total  stockholder  return on its  common  stock with the cumulative total stockholder return of (1) all United States companies traded on the American Stock Exchange (where the Company's common stock is now traded) and
(2) 51 companies  traded on the American Stock Exchange which carry the Standard
Industrial  Classification  (SIC)  code 283  (Pharmaceuticals).  The  graph  was prepared  by the Center for  Research in Security  Prices at the  University  of
Chicago Graduate School of Business, Chicago, IL.

The stock of the Company was traded on the NASDAQ over-the-counter bulletin board from July 23, 1998 until February 24, 2000. The stock of the Company began trading on the American  Stock Exchange on February 24, 2000. The period covered by the  comparison  begins  September 1998 because no trading data was available for the period from July 23, 1998 through August 31, 1998. The Company's  fiscal year ends on March 31.

Comparison of Five-Year Cumulative Total Returns

Performance Graph for
Elite Pharmaceuticals, Inc.

Produced on 05/29/2002 including data to 03/28/2002

$3,000 $2,000 $1,000 $0				1238.4 135.0 110.1
09/30/1998	03/31/1999	03/31/2000	03/30/2001	03/28/2002

Legend

Symbol	CRSP Total Returns Index for:	09/1998	03/1999	03/2000	03/2001	03/2002
	Elite Pharmaceuticals, Inc.	100.0	158.4	1780.0	880.0	1238.4
	AMEX Stock Market (US Companies)	100.0	117.5	166.6	132.9	135.0
	AMEX Stocks (SIC 2830 - 2839 US Companies) Drugs	100.0	136.2	267.8	156.3	110.1
Notes:
  The lines represent monthly index levels derived from compounded daily returns that include all dividends.
  The indexes are reweighted daily, using the market capitalization on the previous trading day.
  If the monthlly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
  The index level for all series was set to $100.0 on 09/30/1998.
  Data for Elite Pharmaceuticals, Inc. from 09/1996 to 01/2000 was provided by the client.

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.           ©Copyright 2002

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors  selects the independent  public accounting firm for the Company  each year at its annual  meeting  following  the annual  meeting of stockholders.  Therefore, no accounting firm is being recommended to or selected in connection with this  revocation  solicitation.  Miller Ellin & Company,  New
York, New York, is the independent public accounting firm for the Company.

AUDIT FEES

The  aggregate  fees billed for  professional  services  rendered by Miller
Ellin & Company,  the principal  accountants  of the Company for the most recent fiscal  year  ended  March  31,  2002,  for the  audit of the  Company's  annual financial  statements  for the most recent  fiscal year ended March 31, 2002 and the reviews of the financial  statements  included in the  Company's  Forms 10-Q filed during that fiscal year were $38,523.75.

ALL OTHER FEES

No fees were billed for services  rendered to the Company by Miller Ellin &
Company  for the most  recent  fiscal year ended March 31, 2002 other than those services specified in the immediately preceding section.

PRINCIPAL OFFICE.

The  Company's   principal  offices  are  located  at  165  Ludlow  Avenue,
Northvale, New Jersey 07647, and its telephone number is (201) 750-2646.

                       SOLICITATION OF CONSENT REVOCATIONS

Consent  revocations  may  be  solicited  by  mail,  telephone,   facsimile
transmission or other  electronic  media and in person.  Solicitation of consent revocations  may be made by directors,  officers and regular  employees of Elite for which they will receive no additional compensation.

[________________________] will receive a fee of $[______] for its services to Elite in connection with the  solicitation of the consent  revocations,  plus reimbursement for reasonable  out-of-pocket  expenses.  Elite has also agreed to indemnify  [________________________]for  certain liabilities in connection with
this   solicitation.   Approximately   [__]   persons   will  be   employed   by
[________________________]to solicit stockholders.

Banks, brokers,  custodians,  nominees and fiduciaries will be requested to forward  solicitation  material to  beneficial  owners of shares of Elite common stock. Elite will reimburse banks, brokers, custodians, nominees and fiduciaries
for  their  reasonable  expenses  for  sending  solicitation   material  to  the
beneficial owners.

The entire cost of soliciting the consent revocations,  including,  without limitation, costs, if any, relating to advertising, printing, fees of attorneys,
financial   advisors,   proxy   solicitors,   accountants,   public   relations,
transportation,  litigation and related  expenses and filing fees, will be borne by Elite. Elite estimates that total expenditures  relating to the Elite Board's solicitation of the consent revocations will be approximately $[________].  Such costs do not include the amount  normally  expended  for a  solicitation  for an uncontested  election of directors or costs represented by salaries and wages of regular  employees and officers.  The portion of such costs allocable  solely to the solicitation of consent revocations to the Freedman Group's Proposals is not readily determinable.  To date, approximately $[_____] has been paid by Elite in connection with its solicitation of revocations of consents.

                          ABSENCE OF APPRAISAL RIGHTS

Under Delaware law, you do not have appraisal rights in connection with our solicitation of consent revocations.

                        PARTICIPANTS IN THE SOLICITATION

Under applicable regulations of the SEC, each member of the Elite Board and each executive  officer of Elite may be deemed to be a "participant"  in Elite's solicitation  of revocations  of consent.  In the event each of these persons is deemed a  "participant",  and  without  acknowledging  that any such person is a
"participant",  we furnish the following information. Except as set forth below, the principal  business addresses of each director and executive officer are 165
Ludlow Avenue,  Northvale,  New Jersey 07647.  The principal  occupation of each director and executive  officer is set forth in this Revocation  Statement under the sections  entitled  "Information  About Us, The People  Asking You To Revoke
Your Consent" and "Directors and Executive Officers", respectively.  Information about the present ownership by directors and executive officers and any of their respective  "associates"  of Elite  common  stock is set forth under the section entitled "Security  Ownership of Management."  Information about transactions by each director and executive  officer in Elite's common stock during the past two years can be found in such  director's  or  executive  officer's  filings  under
Section 16 of the  Securities  Exchange  Act of 1934,  as  amended,  during that period.  Information about related party  transactions  involving  directors and
executive   officers  can  be  found  under  the  sections   entitled   "Certain
Relationships and Related  Transactions" and "Employment  Agreement".  Except as
otherwise  set forth in this  Revocation  Statement,  none of the  directors  or executive  officers or any of their respective  "associates" has any arrangement or  understanding  with any person with respect to future  employment  or future transactions with Elite.

                              STOCKHOLDER PROPOSALS

As  reported  in our proxy  statement  for last  year's  Annual  Meeting of
Stockholders,  stockholder  proposals  must have been received by the Company in writing no later than May 15, 2002 in order for such proposal to be eligible for inclusion in the Company's proxy statement and form of proxy for the 2002 Annual
Meeting.

                       WHERE YOU CAN FIND MORE INFORMATION

The Company files reports,  proxy statements and other information with the
SEC under the Securities Exchange Act of 1934, as amended.  The SEC maintains an
Internet world wide web site that provides access,  without charge,  to reports, proxy  statements  and other  information  about issuers,  like Elite,  who file electronically with the SEC. The address of that site is http://www.sec.gov.

You also may  obtain  copies of these  materials  by mail  from the  Public
Reference Section of the Securities and Exchange  Commission,  450 Fifth Street,
N.W., Room 1024,  Washington,  D.C. 20549, at prescribed rates.  These materials are also  available  from the SEC in person at any one of its  public  reference rooms.  Please call the SEC at  l-800-SEC-0330  for further  information  on its public  reference rooms. You may read and copy this information at the following locations of the SEC:

Public Reference Room          Northeast Regional Office        Chicago Regional Office
450 Fifth Street, N.W.         The Woolworth Building           175 W. Jackson Boulevard
Room 1024                      233 Broadway                     Suite 900
Washington, D.C. 20549         New York, New York 10279         Chicago, Illinois 60604

You can also obtain,  without charge,  reports,  proxy statements and other information, including without limitation, any information we may incorporate by reference herein, about the Company, by contacting: Elite Pharmaceuticals, Inc.,
165 Ludlow  Avenue,  Northvale,  New Jersey 07647,  Attn:  Corporate  Secretary,
telephone:  (201)  750-2646,  facsimile:  [___________],  or  on  the  Company's
Internet world wide web site: http://www.elitepharma.com.

                    CAUTION ABOUT FORWARD LOOKING STATEMENTS

This  Consent  Revocation  Statement  contains  forward-looking  statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities  Exchange Act of 1934, as amended,  that are based on the beliefs of the Company's  management  and Board of Directors,  as well as assumptions  made  by and  information  currently  available  to  the  Company's management and Board of Directors.  Such statements reflect the current views of the Company or the Board of  Directors  with  respect to future  events based on currently available  information and are subject to risks and uncertainties that could cause actual results to differ materially from those  contemplated in such forward-looking statements.

Factors  that could  cause  actual  results to differ  materially  from the
Company's  expectations  include,  but are not  limited to, the  following:  the ability of the Company to execute and manage the Company's growth strategy,  the results of the  Company's  investment  spending,  the  ability  to  develop  new products, the ability to obtain governmental approval of its products,  improved financial  results,  the entrance of new competitors into the  marketplace,  the ability to attract and retain key  customers,  the ability to positively  modify its revenue mix,  variations  in quarterly  results and the  sufficiency  of the
Company's  working  capital,  and other factors which are described from time to
time  in  the  Company's   public  filings  with  the  Securities  and  Exchange
Commission,  news releases and other  communications.  Also, when Elite uses the words "believes,"  "expects,"  "anticipates,"  "estimates,"  "plans," "intends,"
"objectives," "goals," "aims," "projects" or similar words or expressions, Elite is making forward-looking  statements.  Readers are cautioned not to place undue reliance on these  forward-looking  statements,  which speak only as of the date hereof.  The Company does not undertake any  obligation to release  publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

August [__], 2002                                 By Order of the Board of Directors

                                                  Mark I. Gittelman, Secretary

                                    IMPORTANT

1. If your shares are registered in your name,  please sign,  date and mail the enclosed BLUE Consent Revocation Card to  [________________________]  in the
postage-paid envelope provided.

2. If you have  previously  signed and returned a WHITE consent card to the
Freedman Group, you have every right to change your vote. Only your latest dated card will  count.  You may revoke any WHITE  consent  card  already  sent to the
Freedman  Group by  signing,  dating  and  mailing  the  enclosed  BLUE  Consent
Revocation Card in the postage-paid envelope provided.

3. In order to be sure  that you are  revoking  a prior  consent,  you must either mark the "Revoke  Consent" boxes on the BLUE Consent  Revocation  Card or sign the BLUE Consent  Revocation  Card without marking any boxes. If you do not mark any box for any one or more of the Freedman  Group's  Proposals on the BLUE
Consent  Revocation Card and you sign and return the Card, you will be deemed to have revoked any previously  signed consent to any proposal you did not mark. If the BLUE Consent Revocation Card is signed and returned, any previously executed consent will be revoked unless the "Do Not Revoke Consent" box is marked.

4. If your shares are held in the name of a brokerage firm, bank nominee or other institution,  only it can sign a BLUE Consent Revocation Card with respect to your shares and only after  receiving your specific  instructions.  To ensure that your revocation is completed, you should contact the person responsible for your  account and give  instructions  for a BLUE Consent  Revocation  Card to be signed representing your shares.

5. After signing the enclosed BLUE Consent  Revocation Card, do not sign or return the WHITE consent card. Do not even use the Freedman Group's consent card to indicate your opposition to the Freedman Group's Proposals.

If you have any  questions  above  giving  your  revocation  of  consent or require assistance, please call:

                                            [________________________]

                           ELITE PHARMACEUTICALS, INC.

THIS REVOCATION OF CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF  ELITE   PHARMACEUTICALS,   INC.  ("ELITE")  IN  OPPOSITION  TO  THE  CONSENT
SOLICITATION BY HARRIS FREEDMAN,  BRIDGE VENTURES,  INC., BRIDGE VENTURES,  INC.
EMPLOYEE  PENSION PLAN,  SMACS HOLDING CORP.,  SHARON WILL, SAGGI CAPITAL CORP.,
SAGGI CAPITAL CORP. MONEY PURCHASE PLAN, SAGGI CAPITAL CORP. PROFIT SHARING PLAN
AND MICHAEL H. FREEDMAN (THE "FREEDMAN GROUP").

The  undersigned,  a holder of shares of common stock,  par value $0.01 per share,  of Elite,  is acting with  respect to all the shares of common  stock of
Elite held by the undersigned,  and hereby revokes any and all consents that the undersigned  may have given in respect of the following  proposals  submitted by the Freedman Group:

[X] PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE.

THE  BOARD OF  DIRECTORS  OF  ELITE  UNANIMOUSLY  RECOMMENDS  THAT YOU VOTE
"REVOKE  CONSENT" ON EACH PROPOSAL SET FORTH BELOW.  Please sign,  date and mail this consent revocation card today.

1.  Removal of three  present  members of the Elite  Board  without  cause,
Donald S.  Pearson,  Harmon  Aronson and Eric L. Sichel and any other  person or persons  elected to the Elite Board to fill any vacancy  arising  since the last annual meeting of stockholders or any newly created directorships.

[_] REVOKE CONSENT [_] DO NOT REVOKE CONSENT

INSTRUCTIONS:  To revoke  consent or withhold  revocation of consent to the removal of all the persons named in the above  proposal,  check the  appropriate box.  If you wish to revoke the consent to the removal of certain of the persons named above,  but not all of them,  check the "Revoke Consent" box and write the name of each such person as to whom you do not wish to revoke consent (i.e., the
persons   you   want   removed)   in   the   following   space:_________________
________________________________________________________________ .

2. Election of the Freedman Group's slate, Harris Freedman, Sharon Will and
Michael  H.  Freedman,  to the  Board of  Directors  to fill the  newly  created vacancies on the Board, and to serve until their respective  successors are duly elected and qualify.

[_] REVOKE CONSENT [_] DO NOT REVOKE CONSENT

INSTRUCTIONS:  To revoke  consent or withhold  revocation of consent to the election of all the persons named in the above  proposal,  check the appropriate box. If you wish to revoke the consent to the election of certain of the persons named above,  but not all of them,  check the "Revoke Consent" box and write the name of each such person as to whom you do not wish to revoke consent (i.e., the
persons   you   want   elected)   in   the   following   space:_________________
________________________________________________________________ .

IF NO  DIRECTION  IS MADE  WITH  RESPECT  TO ONE OR  MORE OF THE  FOREGOING
PROPOSALS,  OR IF YOU MARK THE "REVOKE  CONSENT" BOX WITH RESPECT TO ONE OR MORE
OF  THE  FOREGOING  PROPOSALS,  THIS  REVOCATION  OF  CONSENT  WILL  REVOKE  ALL
PREVIOUSLY EXECUTED CONSENTS WITH RESPECT TO SUCH PROPOSALS.

IF YOU DO NOT MARK ANY BOX FOR ANY ONE OR MORE OF THE  FOREGOING  PROPOSALS
AND YOU SIGN AND  RETURN  THIS  CARD,  YOU WILL BE  DEEMED TO HAVE  REVOKED  ANY
PREVIOUSLY  SIGNED CONSENT TO ANY PROPOSAL YOU DID NOT MARK. IF THE BLUE CONSENT
REVOCATION CARD IS SIGNED AND RETURNED,  ANY PREVIOUSLY EXECUTED CONSENT WILL BE
REVOKED UNLESS THE "DO NOT REVOKE CONSENT" BOX IS MARKED.

Dated: _______________, 2002

                                    Signature

                           Signature, if held jointly

                               Title of Authority

Please  sign  exactly  as your name  appears  hereon.  If  shares  are held jointly,  each  stockholder  should sign.  When  signing as attorney,  executor, administrator,  trustee,  guardian,  corporate officer, etc., give full title as such.  Please sign,  date and mail this Consent  Revocation Card promptly in the enclosed postage-paid envelope.

If  you  have   any   questions   or  need   assistance,   please   contact
[________________________],  which is assisting  Elite in this  solicitation  of consent revocations:
                           [________________________]